Exhibit 5.1

Eaton & Van Winkle LLP
Vincent J. McGill Partner	3 PARK AVENUE NEW YORK, NEW YORK 10016	TELEPHONE: (212) 779-9910 FAX: (212) 779-9928 Direct Dial: (212) 561-3604

July 26, 2017

Board of Directors

Air Industries Group

360 Motor Parkway, Suite 100

Hauppauge, New York 11788

Re: Offering of Shares of Series A Convertible Preferred Stock and Common Stock by Selling Stockholders

Gentlemen:

You have requested our opinion with respect to certain matters in connection with the offering by the selling stockholders named in the Registration Statement on Form S-1 of Air Industries Group, a Nevada corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the resale of 1,293,938 shares of the common stock, par value $0.001 (the “Common Shares”), of the Company (the “Registration Statement”). The Common Shares consist of 1,240,605 shares of common stock issued upon conversion of the Company’s Subordinated Convertible Notes due May 12, 2018 (the “May 2018 Notes”) and an additional 53,333 shares of common stock issuable upon conversion of the May 2018 Notes. The issuance and sale of May 2018 Notes were from the registration requirements of the Securities Act pursuant to the exemption provided by Rule 506(b) of Section 3(a)(2) of the Securities Act.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Company’s Articles of Incorporation, as amended, the Company’s Amended and Restated Bylaws, each as currently in effect, the May 2018 Notes, and the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents (except we have not assumed due execution and delivery by the Company of any such documents).

On the basis of the foregoing and in reliance thereon, we are of the opinion that:

1.	The Common Shares issued upon conversion of the May 2018 Notes have been validly issued, fully paid and non-assessable.

2.	The Common Shares issuable upon conversion of the May 2018 Notes, when issued in accordance with the terms of the May 2018 Notes, will be validly issued, fully paid and non-assessable.

We are attorneys licensed to practice in the State of New York and are familiar with Chapter 78 of the Revised Nevada Statutes which relates to corporations. Our opinion is limited to the laws of the State of New York, the Revised Nevada Statutes, and  all relevant state constitutional and statutory provisions, as well as judicial interpretations, of the Nevada Revised Statutes , New York law and the federal laws of the United States of America to the extent referred to specifically herein. We express no opinion herein as to any other laws, statutes, regulations or ordinances. We have made such inquiries and review of matters of fact and law as we determined necessary to render the opinions contained herein. We assume no obligation to revise or supplement this opinion letter in the event of future changes in such laws or the interpretations thereof or such facts. We express no opinion as to whether the laws of any particular jurisdiction apply and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are experts with the meaning of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Eaton & Van Winkle LLP
Eaton & Van Winkle LLP